Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

FOR ADDITIONAL INFORMATION:
Investor Relations
Kerri Howard
+1 844-632-1060
IR@univar.com

Media Relations
Scott C. Johnson
+1 331-777-6187
scott.johnson@univarusa.com

Univar Reports 2015

Fourth Quarter and Full Year Financial Results

Higher margins and productivity gains offset market headwinds

Full Year 2015 Highlights (Versus 2014)

•	Adjusted EBITDA declined 6.5 percent from $641.7 million to $600.1 million, but was essentially flat on a currency neutral basis as the benefit of productivity gains and higher margins largely offset lower demand in upstream oil and gas markets.

•	Net income of $16.5 million was up from a net loss of $20.1 million.

•	Net sales decreased 13.4 percent from $10,374 million to $8,982 million, primarily reflecting a 6.3-percent decrease from foreign currency translation and a 7-percent decline in volumes.

•	Net cash provided from operating activities increased from $126.3 million to $356.0 million due to lower net working capital and interest payments, as well as productivity improvements. Adjusted Operating Cash Flow increased from $386.4 million to $632.0 million.

•	Gross margin increased 140 basis points to 20 percent driven by focused margin management and product mix improvements. Adjusted EBITDA margin increased 50 basis points to 6.7 percent.

•	Completed several bolt-on acquisitions, including four in the fourth quarter, which provide future growth opportunities in specialty products and services.

DOWNERS GROVE, Ill. – February 24, 2016 – Univar Inc. (NYSE: UNVR) (“Univar”), a global chemical distributor and provider of value-added services, announced today its financial results for the fourth quarter and fiscal year ended December 31, 2015.

“Strong earnings growth outside of the upstream U.S. oil and gas market, combined with higher margins and strong cash flow, demonstrate our ability to execute well against our strategic priorities in a sluggish macroeconomic environment,” said Erik Fyrwald, President and Chief Executive Officer. “Lower demand in upstream oil and gas, however, offset our achievements. For the year, we delivered Adjusted EBITDA on a currency neutral basis essentially flat with the prior year.”

For the full year, gross margin percentage increased by 140 basis points through year-over-year growth in higher-margin products and services, as well as pricing and product mix improvements. Adjusted EBITDA margin increased 50 basis points to 6.7 percent. The company also generated $632.0 million in Adjusted Operating Cash Flow, up $245.6 million, or 64 percent, from lower working capital.

In 2015, Univar:

•	Reported its safest year on record with a global Total Case Incident Rate (TCIR) of less than 1.0.

•	Reduced total debt by retiring $650 million of Senior Subordinated Notes and reduced pro forma annual cash interest expense by almost $100 million using proceeds from its June IPO and subsequent debt refinancing.

•	Completed the restructuring of its European supply chain operations, which helped increase Adjusted EBITDA margins for the EMEA segment by 180 basis points while improving focus on growth in targeted markets.

•	Achieved year-over-year growth in personal care, pharmaceuticals, water treatment, agriculture, and food ingredients.

•	Completed several productivity projects in the USA segment that lowered its overall cost structure, including phased cost reductions in its upstream oil and gas business.

“We are also driving productivity by streamlining our organization and rightsizing our upstream oil and gas assets” said Fyrwald. “We believe that these actions, in addition to others already taken across our organization, give us a cost structure that is aligned to the challenging economic realities of today’s market, without impacting our ability to grow and effectively deliver service to our customers and suppliers. We enter 2016 with a significantly lower exposure to the upstream oil and gas market, and will continue to execute our strategy to grow the value of Univar through organic growth in attractive markets, bolt-on acquisitions, and productivity improvement.”

	(Unaudited)

	Year ended December 31
(in millions)	2015	2014	$ change	% change	% change excl. currency
External Net Sales
USA	$5,351.5	$6,081.4	$(729.9)	(12.0)%	(12.0)%
Canada	1,376.6	1,512.1	(135.5)	(9.0)%	5.4%
EMEA	1,780.1	2,230.1	(450.0)	(20.2)%	(5.4)%
Rest of World	473.6	550.3	(76.7)	(13.9)%	5.9%

Total Consolidated Net Sales	$8,981.8	$10,373.9	$(1,392.1)	(13.4)%	(7.1)%

Gross Profit
USA	$1,098.3	$1,162.2	$(63.9)	(5.5)%	(5.5)%
Canada	224.2	250.6	(26.4)	(10.5)%	3.6%
EMEA	385.5	436.7	(51.2)	(11.7)%	4.6%
Rest of World	91.1	81.2	9.9	12.2%	41.8%

Total Consolidated Gross Profit	$1,799.1	$1,930.7	$(131.6)	(6.8)%	(0.0)%

Adjusted EBITDA
USA	$388.8	$438.0	$(49.2)	(11.2)%	(11.2)%
Canada	97.1	106.8	(9.7)	(9.1)%	5.3%
EMEA	99.9	85.0	14.9	17.5%	33.2%
Rest of World	28.2	17.6	10.6	60.2%	108.0%
Other*	(13.9)	(5.7)	(8.2)	143.9%	—

Total Consolidated Adjusted EBITDA	$600.1	$641.7	$(41.6)	(6.5)%	(0.7)%

*	Other represents unallocated corporate costs that do not directly benefit segments.

Fourth Quarter 2015 Performance

The results of the Company’s operating performance are described below and are a comparison of 2015 fourth-quarter results with 2014 fourth-quarter results, including Adjusted EBITDA, which is reconciled to reported net income in the accompanying supplemental financial information.

In the fourth quarter, Adjusted EBITDA of $129.6 million declined 13.1 percent from $149.1 million, primarily due to reduced upstream oil and gas demand and continued foreign currency translation impact of the stronger U.S. dollar. On a currency neutral basis, Adjusted EBITDA was $137.5 million.

	(Unaudited)

	Three months ended December 31
(in millions)	2015	2014	$ change	% change	% change excl. currency
External Net Sales
USA	$1,202.7	$1,490.4	$(287.7)	(19.3)%	(19.3)%
Canada	258.1	265.2	(7.1)	(2.7)%	15.3%
EMEA	403.1	488.9	(85.8)	(17.5)%	(7.2)%
Rest of World	102.4	142.7	(40.3)	(28.2)%	(8.9)%

Total Consolidated Net Sales	$1,966.3	$2,387.2	$(420.9)	(17.6)%	(12.4)%

Gross Profit
USA	$251.6	$284.2	$(32.6)	(11.5)%	(11.5)%
Canada	55.0	59.6	(4.6)	(7.7)%	8.6%
EMEA	92.5	98.2	(5.7)	(5.8)%	6.1%
Rest of World	20.7	22.7	(2.0)	(8.8)%	19.8%

Total Consolidated Gross Profit	$419.8	$464.7	$(44.9)	(9.7)%	(3.7)%

Adjusted EBITDA
USA	$82.7	$105.5	$(22.8)	(21.6)%	(21.6)%
Canada	22.6	24.1	(1.5)	(6.2)%	10.4%
EMEA	24.3	17.0	7.3	42.9%	55.9%
Rest of World	4.1	4.8	(0.7)	(14.6)%	22.9%
Other*	(4.1)	(2.3)	(1.8)	(78.3)%	—

Total Consolidated Adjusted EBITDA	$129.6	$149.1	$(19.5)	(13.1)%	(7.8)%

*	Other represents unallocated corporate costs that do not directly benefit segments.

Segment Highlights

USA – Net sales decreased 19.3 percent from $1,490.4 million to $1,202.7 million, primarily due to lower demand from the upstream oil and gas market, and lower selling prices for several basic chemical products related to lower oil prices. Gross profit decreased $32.6 million, or 11.5 percent, to $251.6 million. Gross margin increased 180 basis points to 20.9 percent, due to focused margin management activities, product mix improvements, and the successful implementation of productivity initiatives. Adjusted EBITDA decreased 21.6 percent from $105.5 million to $82.7 million. Adjusted EBITDA margin decreased 20 basis points to 6.9 percent primarily due to declining revenues outpacing the impact of cost reduction actions taken in the quarter.

Canada – Net sales decreased 2.7 percent from $265.2 million to $258.1 million. On a currency neutral basis, sales increased 15.3 percent on higher volumes in chemical manufacturing and mining markets, and increased sales to the agriculture market due to optimal seasonal growing conditions. Gross profit decreased 7.7 percent from $59.6 million to $55.0 million, but on a currency neutral basis increased 8.6 percent. Gross margin decreased 120 basis points to 21.3 percent primarily due to product mix. Adjusted EBITDA decreased 6.2 percent from $24.1 million to $22.6 million, but on a currency neutral basis increased 10.4 percent. Adjusted EBITDA margin decreased 30 basis points to 8.8 percent, primarily due to product mix.

EMEA – Net sales decreased 17.5 percent from $488.9 million to $403.1 million. On a currency neutral basis, sales decreased 7.2 percent, primarily due to the exit of certain low-margin business, and the decline in sales of certain basic chemicals due to regional market conditions. Gross profit decreased 5.8 percent from $98.2 million to $92.5 million, but on a currency neutral basis increased 6.1 percent. Gross margin increased 280 basis points to 22.9 percent due to product mix improvements. Adjusted EBITDA increased 42.9 percent from $17.0 million to $24.3 million and on a currency neutral basis increased 55.9 percent. Adjusted EBITDA margin increased 250 basis points to 6.0 percent, due to higher gross margin.

Rest of World – Net sales decreased 28.2 percent from $142.7 million to $102.4 million, reflecting a 19.3-percent decrease from foreign currency translation and a 12.3-percent decline in volumes primarily driven by lower sales in Asia Pacific. Gross profit decreased 8.8 percent from $22.7 million to $20.7 million but on a currency neutral basis increased 19.8 percent. Gross margin increased 430 basis points to 20.2 percent. Adjusted EBITDA decreased 14.6 percent, from $4.8 million to $4.1 million but on a currency neutral basis increased 22.9 percent. Gross profit, gross margin and Adjusted EBITDA all benefited from the favorable year-over-year impact of the November 2014 D’Altomare acquisition.

Outlook

In 2016, the company expects slowing global demand for basic and specialty chemicals across several end markets it serves. The company intends to continue to invest in targeted growth initiatives and in acquisitions while executing sustainable cost reduction programs. On a reported basis, the company expects to generate Adjusted EBITDA modestly below the $600.1 million earned in 2015. This result anticipates lower chemical prices for certain products and ongoing pressures from foreign currency translation, as well as continued headwinds in upstream oil and gas, particularly in the first half of the year. These will be partially offset by the benefit of organic growth initiatives, acquisitions, and lower costs.

For the first quarter of 2016, the company expects Adjusted EBITDA on a reported basis to be about 10 percent below the $129.6 million reported in the fourth quarter of 2015.

“Our performance in 2015 reflects well on the broad diversity of our asset-light business model that helps provide stability, less cyclicality, and strong cash flow even in the face of significant headwinds,” said Fyrwald. “Although we expect there will be ongoing uncertainty in the market, our model is working, and we have a solid strategy and team to execute in both good and challenging macroeconomic environments.”

Univar to Host Webcast on February 24 at 8 a.m. EST

The Company will host a webcast with investors to discuss the fourth-quarter and 2015 year-end results at 8 a.m. EST on February 24, which can be accessed on the Investor Relations section of its website at http://investor.univar.com. Following the event, an archived version of the webcast and supporting materials will be available on the same website.

Adjusted EBITDA

The Company monitors the results of its operating segments separately for the purposes of making decisions about resource allocation and performance assessment. The Company evaluates performance on the basis of Adjusted EBITDA, which it defines as its consolidated net income (loss), plus the sum of interest expense, net of interest income, income tax expense (benefit), depreciation, amortization, other operating expenses, net (which primarily consists of pension mark to market adjustments, acquisition and integration related expenses, employee stock-based compensation expense, redundancy and restructuring costs, advisory fees paid to stockholders, and other unusual or non-recurring expenses), impairment charges, loss on extinguishment of debt and other income (expense), net (which consists of gains and losses on foreign currency transactions and undesignated derivative instruments, ineffective portion of cash flow hedges, debt refinancing costs, and other non-operating activity). The Company believes that Adjusted EBITDA is an important indicator of operating performance because:

•	Adjusted EBITDA excludes the effects of income taxes, as well as the effects of financing and investing activities by eliminating the effects of interest, depreciation and amortization expenses;

•	the Company uses Adjusted EBITDA in setting performance incentive targets;

•	the Company considers gains (losses) on the acquisition, disposal and impairment of assets as resulting from investing decisions rather than ongoing operations; and

•	other significant items, while periodically affecting the Company’s results, may vary significantly from period to period and have a disproportionate effect in a given period, which affects comparability of its results.

Adjusted Operating Cash Flow

The Company assesses its ability to generate cash flows available for investing and financing activities by measuring Adjusted Operating Cash Flow, which is defined as Adjusted EBITDA less cash flows from changes in accounts receivable, inventory and accounts payable, and cash used to purchase property, plant and equipment.

Use of Non-GAAP Measures

The Company’s management believes that certain financial measures that do not comply with accounting principles generally accepted in the United States (“GAAP”) provide relevant and meaningful information concerning the ongoing operating results of the Company. Such non-GAAP financial measures are used from time to time herein but should not be viewed as a substitute for GAAP measures of performance. Reconciliations of non-GAAP measures to GAAP are provided in Schedules A, B, and C.

About Univar

Founded in 1924, Univar is a global distributor of specialty and basic chemicals from more than 8,000 producers worldwide. Univar operates more than 800 distribution facilities throughout North America, Western Europe, the Asia-Pacific region, and Latin America, supported by a global network of sales and technical professionals. With a broad portfolio of products and value-added services, and deep technical and market expertise, Univar delivers the tailored solutions customers need through one of the most extensive chemical distribution networks in the world. Univar is Chemistry DeliveredSM.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

###

Univar Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three months ended December 31,		Year ended December 31,
(in millions, except per share data)	2015	2014	2015	2014
Net sales	$1,966.3	$2,387.2	$8,981.8	$10,373.9
Cost of goods sold (exclusive of depreciation)	1,546.5	1,922.5	7,182.7	8,443.2

Gross profit	419.8	464.7	1,799.1	1,930.7
Operating expenses:
Outbound freight and handling	77.2	91.3	324.6	365.5
Warehousing, selling and administrative	213.0	224.3	874.4	923.5
Other operating expenses, net	48.8	142.5	106.1	197.1
Depreciation	32.5	38.4	136.5	133.5
Amortization	22.2	24.3	88.5	96.0
Impairment	—	0.3	—	0.3

Total operating expenses	393.7	521.1	1,530.1	1,715.9

Operating income (expense)	26.1	(56.4)	269.0	214.8

Other (expense) income:
Interest income	0.4	1.5	4.3	8.2
Interest expense	(41.5)	(59.6)	(211.3)	(258.8)
Loss on extinguishment of debt	—	—	(12.1)	(1.2)
Other (expense) income, net	7.7	(1.3)	(23.2)	1.1

Total other expense	(33.4)	(59.4)	(242.3)	(250.7)

Income (loss) before income taxes	(7.3)	(115.8)	26.7	(35.9)
Income tax expense (benefit)	(4.4)	(33.2)	10.2	(15.8)

Net income (loss)	$(2.9)	$(82.6)	$16.5	$(20.1)

Income (loss) per common share:
Basic	$(0.02)	$(0.83)	$0.14	$(0.20)
Diluted	(0.02)	(0.83)	0.14	(0.20)
Weighted average common shares outstanding:
Basic	137.6	99.8	119.6	99.7
Diluted	137.6	99.8	120.1	99.7

Univar Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(in millions, except per share data)	December 31, 2015	December 31, 2014 As Adjusted*
Assets
Current assets:
Cash and cash equivalents	$188.1	$206.0
Trade accounts receivable, net	1,026.2	1,277.5
Inventories	803.4	942.7
Prepaid expenses and other current assets	178.6	158.5
Deferred tax assets	—	37.1

Total current assets	2,196.3	2,621.8

Property, plant and equipment, net	1,082.5	1,032.3
Goodwill	1,745.1	1,767.6
Intangible assets, net	518.9	574.9
Deferred tax assets	3.5	15.5
Other assets	66.1	55.6

Total assets	$5,612.4	$6,067.7

Liabilities and stockholders’ equity
Current liabilities:
Short-term financing	$33.5	$61.1
Trade accounts payable	836.0	991.9
Current portion of long-term debt	59.9	80.7
Accrued compensation	62.8	73.7
Other accrued expenses	301.3	308.1
Deferred tax liabilities	—	3.4

Total current liabilities	1,293.5	1,518.9

Long-term debt	3,057.4	3,730.6
Pension and other postretirement benefit liabilities	251.8	304.5
Deferred tax liabilities	58.0	119.7
Other long-term liabilities	135.0	145.9
Commitment and contingencies	—	—
Stockholders’ equity:
Preferred stock, 200.0 million shares authorized at $0.01 par value with no shares issued or outstanding as of December 31, 2015 and December 31, 2014	—	—
Common stock, 2.0 billion shares authorized at $0.01 par value with 138.0 million shares issued and outstanding at December 31, 2015; 370.2 million shares authorized at $0.000000028 par value with 100.2 million shares issued and outstanding at December 31, 2014	1.4	—
Additional paid-in capital	2,224.7	1,457.6
Accumulated deficit	(985.0)	(1,001.3)
Accumulated other comprehensive loss	(424.4)	(208.2)

Total stockholders’ equity	816.7	248.1

Total liabilities and stockholders’ equity	$5,612.4	$6,067.7

*Adjusted	due to the adoption of ASU 2015-03 and ASU 2015-15.

Univar Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Three months ended December 31,		Year ended December 31,
(in millions)	2015	2014	2015	2014
Operating activities:
Net income (loss)	$(2.9)	$(82.6)	$16.5	$(20.1)
Adjustments to reconcile net income (loss) to net cash provided by (used by) operating activities:
Depreciation and amortization	54.7	62.7	225.0	229.5
Impairment charges	—	0.3	—	0.3
Amortization of deferred financing fees and debt discount	2.0	4.1	12.2	16.5
Amortization of pension credit from accumulated other comprehensive loss	(2.9)	(2.9)	(11.9)	(11.9)
Loss on extinguishment of debt	—	—	12.1	1.2
Contingent consideration fair value adjustment	—	—	—	(1.0)
Deferred income taxes	(0.4)	(22.8)	(7.4)	(19.6)
Recognition of previously uncertain tax benefits	—	(18.4)	—	(18.4)
Stock-based compensation expense	2.0	0.6	7.5	12.1
Other	(0.9)	1.7	(2.0)	3.3
Changes in operating assets and liabilities:
Trade accounts receivable, net	220.7	167.5	198.7	(63.2)
Inventories	46.4	20.4	82.3	(90.9)
Prepaid expenses and other current assets	(30.8)	(2.1)	(29.6)	(8.2)
Trade accounts payable	(139.9)	(136.5)	(104.1)	12.7
Pensions and other postretirement benefit liabilities	(1.7)	109.5	(52.0)	72.8
Other, net	18.5	46.7	8.7	11.2

Net cash provided by operating activities	164.8	148.2	356.0	126.3

Investing activities:
Purchases of property, plant and equipment	(41.7)	(39.8)	(145.0)	(113.9)
Proceeds from sale of property, plant and equipment	3.2	5.5	9.5	8.9
Purchases of businesses, net of cash acquired	(102.8)	(42.2)	(153.4)	(42.2)
Other	—	—	(5.5)	(1.0)

Net cash used by investing activities	(141.3)	(76.5)	(294.4)	(148.2)

Financing activities:
Proceeds from sale of common stock	—	—	765.3	3.0
Proceeds from the issuance of long-term debt	—	19.6	2,806.6	177.5
Payments on long-term debt and capital lease obligations	(9.9)	(19.5)	(3,547.8)	(79.2)
Short-term financing, net	4.4	3.7	(11.5)	(8.2)
Financing fees paid	—	(0.1)	(28.7)	(5.4)
Shares repurchased	(0.5)	(7.7)	(3.6)	(8.0)
Stock option exercises	0.6	5.9	3.0	6.2
Other	(0.2)	1.7	(3.1)	(1.8)

Net cash (used by) provided by financing activities	(5.6)	3.6	(19.8)	84.1

Effect of exchange rate changes on cash and cash equivalents	(17.2)	(18.7)	(59.7)	(36.6)

Net (decrease) increase in cash and cash equivalents	0.7	56.6	(17.9)	25.6
Cash and cash equivalents at beginning of period	187.4	149.4	206.0	180.4

Cash and cash equivalents at end of period	$188.1	$206.0	$188.1	$206.0

Schedule A

Univar Inc.

Reconciliation of Adjusted EBITDA to Reported Net Income

(Unaudited)

(in millions)	USA	Canada	EMEA	Rest of World	Other/ Elimin- ations(1)	Consolidated
	Three Months Ended December 31, 2015
Net sales:
External customers	$1,202.7	$258.1	$403.1	$102.4	$—	$1,966.3
Inter-segment	28.8	2.3	1.1	—	(32.2)	—

Total net sales	1,231.5	260.4	404.2	102.4	(32.2)	1,966.3
Cost of goods sold (exclusive of depreciation)	979.9	205.4	311.7	81.7	(32.2)	1,546.5

Gross profit	251.6	55.0	92.5	20.7	—	419.8
Outbound freight and handling	51.8	9.5	13.9	2.0	—	77.2
Warehousing, selling and administrative (operating expenses)	117.1	22.9	54.3	14.6	4.1	213.0

Adjusted EBITDA	$82.7	$22.6	$24.3	$4.1	$(4.1)	$129.6

Other operating expenses, net (2)						48.8
Depreciation						32.5
Amortization						22.2
Interest expense, net						41.1
Other income, net (3)						(7.7)
Income tax benefit						(4.4)

Net loss						$(2.9)

(in millions)	USA	Canada	EMEA	Rest of World	Other/ Elimin- ations(1)	Consolidated
	Three Months Ended December 31, 2014
Net sales:
External customers	$1,490.4	$265.2	$488.9	$142.7	$—	$2,387.2
Inter-segment	32.9	2.3	1.0	—	(36.2)	—

Total net sales	1,523.3	267.5	489.9	142.7	(36.2)	2,387.2
Cost of goods sold (exclusive of depreciation)	1,239.1	207.9	391.7	120.0	(36.2)	1,922.5

Gross profit	284.2	59.6	98.2	22.7	—	464.7
Outbound freight and handling	60.5	10.8	17.1	2.9	—	91.3
Warehousing, selling and administrative (operating expenses)	118.2	24.7	64.1	15.0	2.3	224.3

Adjusted EBITDA	$105.5	$24.1	$17.0	$4.8	$(2.3)	$149.1

Other operating expenses, net (2)						142.5
Depreciation						38.4
Amortization						24.3
Impairment charges						0.3
Interest expense, net						58.1
Other income, net (3)						1.3
Income tax benefit						(33.2)

Net loss						$(82.6)

(1)	Other/Eliminations represents the elimination of intersegment transactions as well as unallocated corporate costs consisting of costs specifically related to parent company operations that do not directly benefit segments, either individually or collectively.
(2)	See Schedule B for items included in other operating expenses, net.
(3)	See Schedule C for items included in other (expense) income, net.

(in millions)	USA	Canada	EMEA	Rest of World	Other/ Elimin- ations(1)	Consolidated
	Year ended December 31, 2015
Net sales:
External customers	$5,351.5	$1,376.6	$1,780.1	$473.6	$—	$8,981.8
Inter-segment	112.7	8.6	4.0	0.1	(125.4)	—

Total net sales	5,464.2	1,385.2	1,784.1	473.7	(125.4)	8,981.8
Cost of goods sold (exclusive of depreciation)	4,365.9	1,161.0	1,398.6	382.6	(125.4)	7,182.7

Gross profit	1,098.3	224.2	385.5	91.1	—	1,799.1
Outbound freight and handling	216.9	39.3	59.6	8.8	—	324.6
Warehousing, selling and administrative (operating expenses)	492.6	87.8	226.0	54.1	13.9	874.4

Adjusted EBITDA	$388.8	$97.1	$99.9	$28.2	$(13.9)	$600.1

Other operating expenses, net(2)						106.1
Depreciation						136.5
Amortization						88.5
Interest expense, net						207.0
Loss on extinguishment of debt						12.1
Other expense, net(3)						23.2
Income tax expense						10.2

Net income						$16.5

(in millions)	USA	Canada	EMEA	Rest of World	Other/ Elimin- ations(1)	Consolidated
	Year ended December 31, 2014
Net sales:
External customers	$6,081.4	$1,512.1	$2,230.1	$550.3	$—	$10,373.9
Inter-segment	121.8	10.0	4.5	—	(136.3)	—

Total net sales	6,203.2	1,522.1	2,234.6	550.3	(136.3)	10,373.9
Cost of goods sold (exclusive of depreciation)	5,041.0	1,271.5	1,797.9	469.1	(136.3)	8,443.2

Gross profit	1,162.2	250.6	436.7	81.2	—	1,930.7
Outbound freight and handling	233.3	46.4	75.5	10.3	—	365.5
Warehousing, selling and administrative (operating expenses)	490.9	97.4	276.2	53.3	5.7	923.5

Adjusted EBITDA	$438.0	$106.8	$85.0	$17.6	$(5.7)	$641.7

Other operating expenses, net(2)						197.1
Depreciation						133.5
Amortization						96.0
Impairment charges						0.3
Interest expense, net						250.6
Loss on extinguishment of debt						1.2
Other income, net(3)						(1.1)
Income tax benefit						(15.8)

Net loss						$(20.1)

(1)	Other/Eliminations represents the elimination of intersegment transactions as well as unallocated corporate costs consisting of costs specifically related to parent company operations that do not directly benefit segments, either individually or collectively.
(2)	See Schedule B for items included in other operating expenses, net.
(3)	See Schedule C for items included in other (expense) income, net.

Schedule B

Univar Inc.

Other Operating Expenses, Net

(Unaudited)

	Three months ended December 31,
(in millions)	2015	2014
Pension mark to market loss	$21.1	$117.8
Pension curtailment and settlement gains	(4.0)	—
Acquisition and integration related expenses	3.3	2.8
Stock-based compensation expense	2.0	0.6
Redundancy and restructuring	13.2	16.9
Advisory fees paid to CVC and CD&R(1)	0.2	1.6
Other	13.0	2.8

Total other operating expenses, net	$48.8	$142.5

(1)	Significant stockholders CVC Capital Partners (“CVC”) and Clayton, Dubilier & Rice, LLC (“CD&R”).

	Year ended December 31,
(in millions)	2015	2014
Pension mark to market loss	$21.1	$117.8
Pension curtailment and settlement gains	(4.0)	—
Acquisition and integration related expenses	7.1	3.7
Contingent consideration fair value adjustments	—	(1.0)
Stock-based compensation expense	7.5	12.1
Redundancy and restructuring	33.8	46.2
Advisory fees paid to CVC and CD&R(1)	2.8	5.9
Contract termination fee to CVC and CD&R	26.2	—
Other	11.6	12.4

Total other operating expenses, net	$106.1	$197.1

(1)	Significant stockholders are CVC Capital Partners (“CVC”) and Clayton, Dubilier & Rice, LLC (“CD&R”).

Schedule C

Univar Inc.

Other (Expense) Income, Net

(Unaudited)

	Three months ended December 31,
(in millions)	2015	2014
Foreign currency transactions	$7.3	$0.3
Undesignated foreign currency derivative instruments	(0.8)	(0.7)
Undesignated interest rate swap contracts	2.2	—
Other	(1.0)	(0.9)

Total other income (expense), net	$7.7	$(1.3)

	Year ended December 31,
(in millions)	2015	2014
Foreign currency transactions	$8.1	$7.7
Undesignated foreign currency derivative instruments	(4.8)	(3.9)
Undesignated interest rate swap contracts	2.0	—
Ineffective portion of cash flow hedges	(0.4)	0.2
Loss due to discontinuance of cash flow hedges	(7.5)	—
Debt refinancing costs	(16.5)	—
Other	(4.1)	(2.9)

Total other (expense) income, net	$(23.2)	$1.1

Schedule D

Univar Inc.

Condensed Consolidated Statements of Comprehensive Loss

(Unaudited)

	Three months ended December 31,		Year ended December 31,
(in millions)	2015	2014	2015	2014
Net income (loss)	$(2.9)	$(82.6)	$16.5	$(20.1)
Other comprehensive (loss) income, net of tax:
Foreign currency translation	(33.8)	(47.6)	(212.6)	(118.3)
Pension and other postretirement benefit adjustment	(1.8)	(1.8)	(7.3)	(7.3)
Derivative financial instruments	—	(0.7)	3.7	(0.9)

Total other comprehensive loss, net of tax	(35.6)	(50.1)	(216.2)	(126.5)

Comprehensive loss	$(38.5)	$(132.7)	$(199.7)	$(146.6)